CERTIFICATE

                       FOR RENEWAL AND REVIVAL OF CHARTER


BIOGAN MEDICAL INTERNATIONAL, INC., a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

         1. The name of this corporation is BIOGAN MEDICAL INTERNATIONAL, INC.

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         2. Its registered office in the State of Delaware is located at 725
Market Street, City of Wilmington Zip Code 19801 County of New Castle the name and address of its registered agent is The Company Corporation, 725 Market St., Wilmington Del. 19801.

         3. The date of filing of the original Certificate of Incorporation in Delaware was February 5, 1988.

         4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February, 1990, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

         5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 1990, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

         IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, L. William Glazier the last and acting President, and Barbara T. Fiore, the last and acting Secretary of BIOGAN MEDICAL INTERNATIONAL, INC., have hereunto set their hands to this certificate this 1st day of May, 1990.


                                         /S/ L. W. GLAZIER
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                                            Last and Acting President

                                 ATTEST:

                                         /S/ BARBARA T. FIORE
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                                           Last and Acting Secrtary